                               FACILITIES USE AGREEMENT

     This Facilities Use Agreement, Number DAAC67-93-C-0021, (the "Agreement") is made and entered into as of this 21st day of April, 1993, by and between the United States of America ("Government") and FMC Corporation, Paladin Production Division ("Contractor") (hereinafter collectively referred to as the "Parties").

                                      RECITALS

     WHEREAS, Government is the owner of certain real property located in the County of Franklin, State of Pennsylvania, more particularly described in Schedule A, attached hereto and incorporated herein by reference (the "Property"); and

     WHEREAS, Government desires to provide the Property to Contractor, and Contractor desires to use the Property for the purpose of producing supplies and services for Government in connection with M109A6 Paladin Self-Propelled Howitzers and for other purposes as described further herein; and

     WHEREAS, the providing of the Property by Government will facilitate its procurement of essential supplies and services and promote the national defense; and

     WHEREAS, the providing of the Property by Government is deemed to be in support of industrial preparedness programs in the public interest,

     NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, Government and Contractor hereby agree as follows:

I.   Provision Of Property.

     A. PROVISION. The Government hereby provides the Property to FMC, and FMC hereby agrees to use the Property as provided by Government, upon the terms and conditions set forth in this Agreement.

     B. USE OF PROPERTY. Contractor is authorized to occupy and use the Property for (1) the production of M109A6 Paladin Self-Propelled Howitzers pursuant to Contract No. DAAA21 93-C-0044, awarded by the Department of the Army, AMCCOM, Picatinny Arsenal (the "Contract"), (2) other uses which may be deemed under federal statute or regulation to be Government use, and (3) such other work (not considered to be Government use) as the Commander of Letterkenny Army Depot ("LEAD") approves, consistent with federal statute or regulation.

     C. TERM, OPTION TO EXTEND, AND TERMINATION. Notwithstanding any provision to the contrary herein or in the FAR, the term of this Agreement ("Term") shall be for a period commencing on the date first written above and ending on December 31, 1999. The parties hereto may by mutual written agreement extend the use of the Property under this Agreement beyond December 31, 1999 to permit completion of the Contract. The Government shall use its best efforts to ensure that the Property shall be ready and available for occupancy by Contractor, and cleared of all stored materials and asbestos containing materials, on or before May 15, 1993.

     D. MONTHLY RENT WHERE CONTRACTOR PERFORMS ONLY CONTRACT OR "GOVERNMENT USE" WORK. As provided in FAR 52.245-9(a), Contractor shall have no obligation to pay any rent to Government provided that Contractor is performing only work under the Contract or other work which is deemed to be Government use of the Property.

     E. MONTHLY RENT WHERE CONTRACTOR PERFORMS WORK OTHER THAN CONTRACT OR "GOVERNMENT USE" WORK. If for any reason Contractor should use the Property for any purpose other than performing Contract or "Government Use" work, the Monthly Rent for the Property for every month during which such other work may be performed shall be $17,533, as adjusted in accordance with the following formula:

                              Number of Paladins or M109 Self-Propelled
                              Howitzers produced, modified, or tested during the
                              month through other than Contract or Government
                              Use Work
  Monthly Rent = $17,533 x    -------------------------------------------------
                              Total Number of Paladins or M109 Self-Propelled
                              Howitzers produced, modified or tested during the month through all work

     F. MONTHLY RENT REPORT AND PAYMENT. By the Tenth day of each month, Contractor shall deliver to Government the Monthly Rental, where appropriate, as calculated above, together with a statement of (1) the Number of Paladins or M109 Self-Propelled Howitzers produced, modified, or tested during the past month through other than Contract or Government Use Work and (2) the Total Number of Paladins or M109 Self-Propelled Howitzers produced, modified, or tested during the past month through all work.

II.  Special Provisions.

     A. REASONABLE ACCESS FOR CONTRACTOR. Government agrees to allow and provide for reasonable access to the Property, and to place no unreasonable encumbrance upon Contractor's free use and enjoyment of the Property by Contractor, Contractor personnel, authorized visitors and any other parties having reasonable need to go in or upon the Property.

     B. LEAD PROVISION OF UTILITIES AND SUPPORT SERVICES. LEAD shall make available to Contractor all utilities and services set forth below in connection with Contractor's use of the Property, and the parties hereto shall enter into appropriate agreements concerning LEAD's provision of such utilities and services and Contractor's payment to LEAD therefor.

  Water                       Security                 Receipt/ Storage
  Sewage                      Traffic Management       RR Switching Service
  Electricity                 Fire Protection          Safety
  Snow Removal                Trucking on Site         Miscellaneous Maintenance
  Guard Service (Gate)        Intra-depot Mail         Building Maintenance
  Fuel/Heating Oil            Entomology Services      Roads & Grounds
  Emergency Ambulance Service                          Maintenance

     C. LEAD PROVISION OF TESTING FACILITIES AND SERVICES. LEAD shall make available to Contractor the test facilities set forth below in connection with Contractor's use of the Property, and the parties hereto shall enter into an appropriate agreement covering LEAD's provision of such testing facilities and Contractor payment to LEAD therefor.

     Test Track

     D. INSTALLATIONS, ARRANGEMENTS, REARRANGEMENTS, MODIFICATIONS AND CONSTRUCTION. Contractor, at its own expense or as otherwise funded under a separate contract with Government, agrees to construct or install, with prior written approval of Government, any fixed improvements or structural alterations or modifications to the Property necessary for Contractor to perform its obligations under the Contract or in connection with other approved work. This shall include, but not be limited to, bringing utilities to Building 56 and providing for separate metering thereof, and making architectural/structural, mechanical, electrical, or other renovations or alterations to the Property/facility, and making improvements (including stabilization and drainage) to any open storage areas to accommodate the work to be performed under the Contract or other approved work. At the expiration or earlier termination of this Contract, however, Contractor will not remove any such fixed improvements or structural alterations or modifications; title to same will pass to Government.

     E. PERIODIC INSPECTIONS. Government reserves the right to perform periodic preventive maintenance, fire protection and all other types of inspections of the Property. This shall include, but not be limited to, Government's right to perform environmental compliance and explosive safety inspections.

     F. CONTRACTING OFFICER'S REPRESENTATIVE. The Contracting Officer cognizant of the Property shall designate in writing a Contracting Officer's Representative (hereinafter "COR") to insure that the parties comply with the terms and conditions of this contract.

     G. CONDITION OF PROPERTY. LEAD makes no warranty, express or implied, regarding the condition or fitness for use of the Property. Notwithstanding the foregoing, LEAD shall remove identified asbestos-containing materials from Building 56 prior to Contractor's using the Building and shall perform, prior to Contractor's use of the same, routine maintenance on and repair the rail siding at Building 56 to insure its adequacy for operation by Contractor.

     H.   COMPLIANCE WITH LAWS.

          1. IN GENERAL. Contractor, at its sole cost and expense, shall conduct its activities hereunder on the Property in compliance with all applicable laws, regulations, rules, orders, decrees, permits and agreements, including without limitation those which are promulgated by the Department of Defense or any division or related agency thereof, and including without limitation those which relate to health, safety, environmental protection, waste disposal, and water and air quality with respect to the use of the Property and the rights granted hereunder (all of which are hereinafter referred to as the "Requirements"). Further, Contractor shall conduct its activities in compliance with all Requirements to which LEAD may be subject with respect to the Property and LEAD's operations related thereto. The parties agree that to the extent that any new Requirements are imposed, or any of the existing Requirements are changed during the term of this Agreement, Contractor retains the right to seek an equitable adjustment or other appropriate change under the Contract as may be permitted by law.

          2. COOPERATION IN OBTAINING PERMITS. Contractor at its sole expense shall obtain any and all permits, licenses, and other authorizing documents as may be necessary for the use and possession of the Property, provided that Government and LEAD shall cooperate with and give their best efforts to Contractor to the extent reasonably necessary for Contractor to obtain such permits, licenses, and other authorizing documents. Contractor shall obtain an EPA waste generator identification number in its own name.

          3. GOVERNMENT DISAPPROVAL OF CONTRACTOR ACTIONS. If the Government or LEAD unreasonably disapproves or disallows any action that Contractor has identified as reasonably required in order to meet its obligations under this Section, Contractor shall be relieved of its obligations pursuant to this clause for such action and any resulting conditions arising from the failure to take such action.

     I.   ENVIRONMENTAL INVESTIGATION AND REMEDIATION.

          1. POTENTIAL FOR CONTAMINATION AND INTENT TO APPORTION LIABILITY. The Parties acknowledge that there is potential that environmental contamination presently exists on the Property, and hereby express their mutual intent that the purpose of this Section is to determine the present extent and nature of the contamination, if any, and to determine, to the extent possible, the source or sources of such contamination. Specifically, while FMC has agreed herein to comply with all applicable laws, the Parties agree that it is not their intent to require Contractor to cleanup or otherwise remediate any contamination which may exist on or in the vicinity of the Property as of the commencement of this Agreement.

          2. CONTRACTOR RESPONSIBILITIES. Contractor shall be responsible for addressing and correcting to the extent required by applicable laws and regulations any environmental pollution, contamination and/or damage to the Property occurring after the effective date of this Agreement and resulting from Contractor's use and/or possession of the Property on or after the effective date of this Agreement, regardless of whether (a) such pollution, contamination or damage is discovered before or after the expiration or termination of this Agreement, or (b) corrective or response actions continue or are required to begin after the expiration or termination of this Agreement. Contractor's obligations pursuant to this paragraph do not extend to any acts of the United States or its agents. Contractor is not an agent of the United States for purposes of this exclusion.

          3. CONTRACTOR RIGHT TO PERFORM ENVIRONMENTAL INVESTIGATIONS. Provided Government awards the Contract to Contractor, Contractor shall undertake a reasonable investigation of the Property, including taking soil and groundwater samples as may be necessary, prior to the commencement of its use or occupancy of the Property pursuant to this Agreement to determine the extent, nature and possible source or sources of contamination, if any, which may presently exist on the Property prior to Contractor's use or occupancy thereof pursuant to this Agreement. Further, FMC shall perform a reasonable environmental investigation of the Property at the conclusion of the Term of this Agreement to determine the level and extent of contamination, if any, which may then exist on the Property. Contractor shall provide to LEAD a copy of such investigation results.

          4. RESERVATION OF RIGHTS. Notwithstanding any other provision of this Agreement, Contractor and the Government hereby reserve any and all rights and defenses available under law or any other contract between the parties that may apply to any liability to a third party, including without limitation other federal, state or local governmental agencies, relating to or arising from environmental conditions existing on, emanating from or relating to the Property on the effective date of this Agreement. Nothing in this Agreement shall be construed to abrogate any such rights and defenses.

          5. GOVERNMENT AND LEAD DISCLOSURE OF ENVIRONMENTAL AND HISTORICAL INFORMATION. Beginning on the effective date of this Agreement, LEAD shall use its best efforts to provide to Contractor all information within its possession concerning (a) the historical uses of the Property, (b) the type, quantity and years during which hazardous substances have been stored, released or disposed of at the Property prior to the effective date of this Agreement, including a description of the response actions taken, if any, regarding such substances, and (c) any other environmental conditions which may exist on the LEAD which may have an adverse impact upon the Property. Government shall be responsible for addressing any conditions arising from the use, treatment, storage, disposal, discharge or release of any emission, waste, effluent, hazardous substance and contaminant occurring before the effective date of this Agreement.

     J. ENVIRONMENTAL INDEMNIFICATION. As of the effective date of this Agreement, Contractor shall indemnify, defend and hold the Government harmless against any and all claims, demands, judgments, administrative actions, enforcement actions and lawsuits against the Government alleging environmental pollution, contamination, damage to property or personal injury and/or violation of any environmental, health or safety law, regulation, permit, order, decree or agreement, resulting from actions or omissions of contractor during Contractor's use and/or possession of the Property pursuant to this Agreement. Contractor's obligation pursuant to this paragraph shall continue regardless of whether such allegations are made before or after the expiration or termination of this Agreement. Contractor's obligations pursuant to this cause do not extend to acts of the United States or its agents. Contractor is not an agent of the United States for purposes of this exclusion. Contractor shall be relieved of its obligations pursuant to this clause for any conditions arising from environmental compliance or remediation activities which Contractor has proposed to undertake and Government has unreasonably disapproved or disallowed to be taken on the Property.

     K. INDEMNIFICATION FOR THIRD PARTY NON-ENVIRONMENTAL CLAIMS. As of the effective date of this Agreement, Contractor shall indemnify, defend and hold the Government harmless against all claims for personal injury to any and all persons and damage to property of Contractor or any and all other persons arising from Contractor's use or possession of the Property, provided that: (1) the provisions of Contractor's related procurement contracts shall govern any assumption of liability by the Government for claims arising from those contracts; and (2) indemnification for all claims involving environmental pollution or contamination shall be governed by the Section of this Agreement, titled "Environmental Indemnification."

III.  Miscellaneous Provisions.

     A. HEADINGS. The section headings of this Agreement are inserted only for reference and do not affect the terms and provisions hereof.

     B. INDUSTRIAL READINESS. The Property shall not be subject to or be made part of any Emergency Production Planning unless otherwise agreed to in writing by the parties hereto.

     C. NOTICES. Except as otherwise provided in this Agreement, any notice required or permitted to be given hereunder shall be delivered personally or sent by mail with postage pre-paid to the following addresses or to such other places as may be designated by the parties hereto from time to time.

     For Contractor:                    For Government:

     Peter F. Scott                     Melinda N. Finucane
     General Manager                    Attorney-Advisor
     Paladin Production Division        Letterkenny Army Depot
     FMC Corporation                    SDSLE-CL
     2890 De La Cruz Boulevard          Chambersburg, PA 17201
     Santa Clara, California 95052

     D. INCORPORATION BY REFERENCE OF FAR AND DFARS CONTRACT CLAUSES. This Agreement incorporates the following FAR and DFARS clauses by reference, pursuant to FAR 52.252-02, with the same force and effect as if they were given in full text.

     DFARS 52.201-7000   Contracting Officer's Representative (Dec 1991)
     FAR 52.202-1        Definitions (Sep 1991)
     FAR 52.203-1        Officials Not to Benefit (Apr 1984)
     FAR 52.203-3        Gratuities (Apr 1984)
     FAR 52.203-5        Covenant Against Contingent Fees (Apr 1984)
     FAR 52.203-7        Anti-kickback Procedures (Oct 1988)
     FAR 52.212-8        Defense Priority and Allocation Requirements (Sep 1990)
     FAR 52.212-14       Stop Work Order - Facilities (Aug 1989)
     FAR 52.215-1        Examination of Records by Comptroller General (Apr
                              1984)
     FAR 52.215-2 ALT I  Audit-Negotiation (Dec 1989) -- Alternate I
                              (Apr 1984)
     FAR 52.215-33       Order of Precedence (Jan 1986)
     FAR 52.222-3        Convict Labor (Apr 1984)
     FAR 52.222-17       Labor Standards for Construction Work - Facilities
                              Contracts (Feb 1988)
     FAR 52.228-5        Insurance - Work on a Gov't Installation (Sep 1989)
                              Workmens' Compensation - $100,000
                              Comp. Gen'l. Liability - $500,000 pers. injury
                                                       $200,000 prop. damage
                              Comp. Auto. Liability -  $200,000 per person
                                                       $500,000 bodily injury
                                                       $ 20,000 prop. damage
     FAR 52.232-21       Limitation of Cost (Facilities) (Apr 1984)
     FAR 52.233-1        Disputes (Dec 1991)
     FAR 52.237-2        Protection of Government Buildings, Equipment and
                              Vegetation (Apr 1984)
     FAR 52.242-1        Notice of Intent to Disallow Costs (Apr 1984)
     FAR 52.242-13       Bankruptcy (Apr 1991)
     FAR 52.243-2        Changes - Cost Reimbursement (AUG 1987) ALT IV (APR
                              1984)
     FAR 52.245-1        Property Records (Apr 1984)
     FAR 52.245-8        Liability for the Facilities (Apr 1984)
     FAR 52.245-9        Use and Charges (Apr 1984)
     FAR 52.245-11       Government Property (Facilities Use) (Apr. 1984)
     FAR 52.246-10       Inspection of Facilities (Apr 1984)
     FAR 52.249-11       Termination of Work (Consolidated Facilities or
                              Facilities Acquisition) (Apr 1984)
     FAR 52.249-13       Failure to Perform (Apr 1984)

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     FAR 52.249-14       Excusable Delays (Apr 1984)
     FAR 52.217-9        Option to Extend the Term of the Contract (Mar 1989)
     FAR 52.252-2        Clauses Incorporated by Reference (June 1988)

     E. INCORPORATION OF WAGE DECISION. U. S. Department of Labor General Wage Decision, No. PA 91-16, Modification 5, dated July 24, 1992, pages 1077-1078, is hereby incorporated into this Agreement.

     F.   COUNTERPARTS. This Agreement may be signed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



FMC CORPORATION                    DEPARTMENT OF THE ARMY
PALADIN PRODUCTION DIVISION        LETTERKENNY ARMY DEPOT




BY    /s/ Peter F. Scott           BY   /s/ Col. Joseph W. Arbuckle
     ------------------------           -------------------------------
TITLE    General Manager           TITLE  Commander
      -----------------------             -----------------------------



                                   BY    /s/ Ruth Massey
                                        -------------------------------
                                   TITLE    Director of Contracting
                                          -----------------------------

                     SCHEDULE A -- GOVERNMENT FURNISHED PROPERTY

                               (AS SHOWN ON MAP BELOW)


          PROPERTY                             APPROXIMATE SIZE

          Building 56                        90,180 Square Feet

          Land Attendant to Building 56              2.44 Acres

          Rail Siding at Building 56            620 Linear Feet

          Land for Open Storage Space                 4.0 Acres


                                        [MAP]